    As filed with the Securities and Exchange Commission on _________, 1998
                                                     Registration No. 333-42249
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

    CALIFORNIA                                            77-0059951
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices) (Zip Code)

                                  -----------

                               CISCO SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  -----------

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                    (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)

                                  -----------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

--------------------------------------------------------------------------------

                                  RE-ALLOCATION

On December 12, 1997, Cisco Systems, Inc. (the "Registrant") registered on a Form S-8 Registration Statement with the Securities and Exchange Commission (the "Commission"), Registration Number 333-42249, 15,000,000 shares of its Common Stock reserved for issuance under the Registrant's 1989 Employee Stock Purchase Plan (the "U.S. Purchase Plan"). The Registrant now intends to use 3,000,000 of such registered shares for issuance to employees of its foreign subsidiaries under the Registrant's International Employee Stock Purchase Plan (the "International Purchase Plan"). Registrant's U.S. Purchase Plan and International Purchase Plan utilize the same share reserve. Accordingly, Registrant is hereby re-allocating 3,000,000 of the previously-registered shares under its U.S. Purchase Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant shall re-register said 3,000,000 shares under the International Purchase Plan on a new Form S-8 Registration Statement.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Registrant also hereby amends Item 4 of Registrant's Form S-8 Registration Statement (Registration Number 333- 42249, filed with the Commission on December 12, 1997) in its entirety to read as follows:

               "Item 4.    Description of Securities

                           Not applicable.

                           With respect to securities to be offered to employees
                of the Registrant or Registrant's Israeli subsidiary, Cisco Systems Israel Limited, which are subject to the securities laws of the State of Israel, the following legend shall apply:

                THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED CISCO SYSTEMS, INC. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY."





                                       2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of September, 1998.

                            CISCO SYSTEMS, INC.

                            By * /s/ John T. Chambers
                               -----------------------------------------------
                               John T. Chambers
                               President, Chief Executive Officer and Director

         Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                Title                                          Date
-----------                               ------                                         -----
* /s/ John T. Chambers                    President, Chief Executive Officer             September 25, 1998
----------------------------------        and Director (Principal Executive Officer)
John T. Chambers

* /s/ Larry R. Carter                     Senior Vice President, Finance and             September 25, 1998
----------------------------------        Administration, Chief Financial Officer
Larry R. Carter                           and Secretary (Principal Financial and
                                          Accounting Officer)

* /s/ John P. Morgridge                   Chairman of the Board                          September 25, 1998
----------------------------------
John P. Morgridge

* /s/ Donald T. Valentine                 Director                                       September 25, 1998
----------------------------------
Donald T. Valentine

* /s/ James F. Gibbons                    Director                                       September 25, 1998
----------------------------------
James F. Gibbons

* /s/ Robert L. Puette                    Director                                       September 25, 1998
----------------------------------
Robert L. Puette

*/s/ Masayoshi Son                        Director                                       September 25, 1998
Masayoshi Son

*/s/ Steven M. West                       Director                                       September 25, 1998
----------------------------------
Steven M. West

*/s/ Edward Kozel                         Director                                       September 25, 1998
----------------------------------
Edward Kozel

*/s/ Carol Bartz                          Director                                       September 25, 1998
----------------------------------
Carol Bartz

[no signature]                            Director                                       September 25, 1998
----------------------------------
Mary Cirillo

[no signature]                            Director                                       September 25, 1998
----------------------------------
James C. Morgan

*  By  /s/ Larry R. Carter                                                               September 25, 1998
      ----------------------------
       Larry R. Carter
       Attorney-in-Fact

                                                       3.